CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 2, 2013 with respect to the consolidated financial statements of Genoil Inc., which comprise the consolidated statements of financial position as at December 31, 2012 and 2011 and the consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information, included in the Annual Report (Form
20-F) as at December 31, 2012.

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